HAMBRECHT & QUIST LLC


                                                             ONE BUSH STREET
                                                         SAN FRANCISCO, CA 94104
                                                              (415)576-3300







August 28, 1996

Confidential
------------

The Board of Directors
Sierra Semiconductor Corporation
2075 North Capitol Ave.
San Jose, CA 95132

Gentlemen:

Hambrecht & Quist LLC ("Hambrecht & Quist") has acted as financial advisor to Sierra Semiconductor Corporation ("Sierra" or the "Company") in the analysis of various strategic and financing alternatives. As compensation for these services to the Company, Sierra agrees to pay to Hambrecht & Quist a warrant to acquire 25,000 shares of common stock of the Company. The warrant shall have an exercise price equal to $9.25 per share (the closing price of the Company's common stock as reported on NASDAQ National Market System on August 28, 1996) and shall be in the form attached hereto as Exhibit A.

If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed copies of this letter and return one original copy to my attention.

                                                      Very truly yours,

                                                      HAMBRECHT & QUIST LLC
                                                      By /s/ James A. Davidson
                                                      James A. Davidson
                                                      Managing Director

Agreed to and accepted:

SIERRA SEMICONDUCTOR CORPORATION

By /s/ James V. Diller
--------------------------------
James V. Diller
Title:   CEO






                        SAN FRANCISCO * NEW YORK * BOSTON
            MEMBERS NEW YORK STOCK EXCHANGE * AMERICAN STOCK EXCHANGE
                             PACIFIC STOCK EXCHANGE

                                    EXHIBIT A
                                    ---------
                           WARRANT PURCHASE AGREEMENT
                           --------------------------


         THIS WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 28th day of August 1996 by and among SIERRA SEMICONDUCTOR CORPORATION, a California corporation (the "Company") and HAMBRECHT & QUIST LLC, a California limited liability corporation ("H&Q"). H&Q shall be referred to herein as the "Investor." As used in this Agreement, the term "Shares" shall mean the shares of Common Stock issuable from time to time upon exercise of the Warrant, as defined in Section 1.1 below, or upon exercise of the rights to convert the Warrant, as provided under Section 7 of the Warrant (the "Right to Convert Warrant Into Stock").

         The parties hereto agree as follows:

         Article 1.        Sale and Purchase of Warrant; Closing.
                           -------------------------------------
         1.1      Sale and Purchase of Warrant.    The Company agrees to sell to
                  ----------------------------
the Investor and the Investor agrees to purchase from the Company for a purchase price of $250.00 a warrant in the form attached hereto as Exhibit B to purchase 25,000 shares of the Company's Common Stock (the "Common Stock") at an initial per share exercise price of $9.25. The Warrant will be exercisable at any time on or before August 28, 2000. The warrant to be issued to the Investor hereunder shall be refered to as the "Warrant." This warrant satisfies the Company's obligation to issue a warrant under the August 28, 1996 engagement letter between the Company and Investor.

         1.2      Closing.   The issuance of the Warrant shall take place on the
                  -------
date hereof, or on such other date as the parties shall mutually agree (the "Closing"). At the Closing, the Company shall cause to be delivered to the Investor the Warrant issued in the name of such Investor and Investor shall pay the Company $250.00.

         Article 2.        Representations and Warranties of the Company.    The
                           ---------------------------------------------
Company hereby agrees and represents and warrants to the Investor as follows:

         2.1      Corporate Status. The Company is a corporation duly organized,
                  ----------------
validly existing, and in good standing under the laws of the State of California and has all requisite legal and corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the Company is required by reason of its activities or ownership or lease of property to be so qualified and where the failure to be so qualified would have a material adverse effect on the business or operations of the Company.

         2.2      Authorization.   All  corporate  action  on the  part  of  the
                  -------------
Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the authorization, issuance and delivery of the Warrant, the reservation of the Shares issuable upon the exercise thereof, and the grant of registration rights to the Investor, has been taken. The person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company. When executed and delivered, this Agreement will constitute a valid and binding obligation of the Company.

         2.3      Corporate Power.  The  Company  has all  requisite  legal  and
                  ---------------
corporate power and authority to enter into this Agreement and all requisite legal and corporate power and authority to issue and deliver the Warrant and the Shares and to carry out and perform its obligations under the terms and conditions of this Agreement and the Warrant.

         2.4      Validity of Warrant.   The Warrant to  be issued and delivered
                  -------------------
pursuant to this Agreement shall constitute a valid and binding obligation of the Company. The Shares have been duly and validly reserved, and when issued shall be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances except for restrictions on transfer provided for under applicable federal and state securities laws. During the period within which the purchase right represented by the Warrant may be exercised, the Company shall at all times have authorized, and reserved for issuance upon exercise of the Warrant or upon exercise of the Conversion Rights, a sufficient number of shares of Common Stock to provide for the issuance of the Shares. The issuance of such Common Stock will not be subject to any preemptive rights or rights of first refusal.

         Article 3.        Representations and Warranties of the Investor.   The
                           ----------------------------------------------
 Investor represents and warrants to the Company that:

         3.1      Authorization.  The person  signing this  Agreement  has  full
                  -------------
power and authority to enter into this Agreement on behalf of the Investor. When executed and delivered, this Agreement will constitute the Investor's valid and legally binding obligation.

         3.2      Investment Representations.
                  --------------------------
                  (A) The Investor understands that the Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and will be issued pursuant to an exemption from registration contained in the Act based in part upon the representations of the Investor contained herein.

                  (B) The Investor is acquiring the Warrant and the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof.

                  (C) The Investor is a sophisticated investor experienced in venture capital investing and able to fend for itself. The Investor is able to bear the economic risk of the purchase of the Warrant and the Shares, including a complete loss of such Investor's investment. The Investor has been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as it has deemed necessary or desirable.

         Article 4.        Conditions  of  the  Investor's  Obligations  at  the
 Closing.                  -----------------------------------------------------
 ------- The obligation of the Investor to purchase the Warrant is subject to the fulfillment to its satisfaction, or its written waiver thereof, prior to or at the Closing, of each of the following conditions:

         4.1      Representations and  Warranties.    The  representations   and
                  -------------------------------
warranties of the Company contained in Article 2 hereof shall be true and correct on and as of the Closing.

         4.2      Corporate Action.   All  corporate  action on  the part of the
                  ----------------
Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been taken.

         4.3      Delivery of Warrant.  The Warrant shall have been delivered to
                  -------------------
 the Investor.

         4.4      Governmental Consents.    All  permits,  consents,  approvals,
                  ---------------------
orders and authorizations, if any, which the Company is required to obtain from, and all registrations, qualifications, designations, declarations and filings which the Company is required to make with any Federal or state governmental authority of the United States in connection with the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the issuance and delivery of the Warrant to the Investor pursuant to this Agreement, except post-sale filings which may be required under the Blue Sky laws of any applicable states, shall have been duly obtained or made and shall be effective on and as of the Closing.

         4.5      Registration Rights.   The Company shall  provide the Investor
                  -------------------
such evidence as the Investor may require that all corporate action on the part of the Company, its officers, directors and stockholders necessary for the grant of registration rights pursuant to Article 6 hereof has been taken prior to the Closing.

         Article 5.        Conditions  of  the   Company's  Obligations  at  the
Closing.                 -----------------------------------------------------
------- The obligation of the Company to issue the Warrant to the Investor is subject to the fulfillment to its satisfaction, or its written waiver thereof, prior to or at the Closing, of the condition that the representations and warranties of the Investor contained in Article 3 hereof shall be true and correct on and as of the Closing.

         Article 6.        Registration Rights.
                           -------------------
         6.1      Company Registration.
                  --------------------
         6.1.1    Notice of Registration.  If  at any  time or from time to time
                  ----------------------
after the Closing the Company shall determine to register under the Act any of its securities for its own account (other than a registration relating solely to employee stock option or purchase plans or relating solely to a Rule 145 transaction), the Company will:

                  (A) promptly give to Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made within thirty (30) days after the date of such written notice from the Company to Investor, except as set forth in Section 6.1.2.

         6.1.2    Underwriting.  If the  registration of which the Company gives
                  ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise Investor as a part of the written notice given pursuant to Section 6.1.1 (A). In such event the right of Investor to registration pursuant to Section 6.1 shall be conditioned upon Investor's participation in such underwriting and the inclusion of the Investor's Shares in the underwriting to the extent provided herein. If Investor proposes to distribute its securities through such underwriting it shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Shares to be included in the registration and underwriting but in no event shall (i) the amount of Shares of Investor included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right granted by the Company prior to the date of this Agreement be excluded from such offering, and in such situation Investor's shares may be completely excluded from registration. The Company shall advise Investor of any such limitations, and the number of Shares that may be included in the registration. If Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Shares excluded or withdrawn from such underwriting shall not be included in such registration.

         6.1.3 Notwithstanding anything to the contrary in this Section 6.1, the Company shall not be obligated to effect any registration of securities under this Section 6.1 pursuant to a registration statement covering any of its securities to be issued in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

         6.2      Expenses of Registration.
                  ------------------------
         6.2.1 Subject to Section 6.2.2, all expenses incurred in connection with any registration pursuant to Section 6.1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of one counsel for all selling shareholders, including Investor, expenses of complying with state securities or Blue Sky laws (including counsel for the underwriters to the extent related to state securities laws), accountants' fees and expenses incident to or required by any such registration, expenses incident to the listing of securities on any exchange in which the Shares are to be listed, and expenses of any special audits incidental to or required by such registration shall be borne by the Company.

         6.2.2    Notwithstanding  anything  to  the contrary  elsewhere in this
Section 6.2, all underwriters' discounts, commissions, or applicable stock transfer and documentary stamp taxes (if any) relating to the sale of Shares shall be borne by the seller of the Shares in all cases.

         6.3      Registration Procedures.  In  the  case of  each  registration
                  -----------------------
effected by the Company pursuant to Section 6.1, the Company will keep Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                  (A) keep such registration effective for a period of six months or until Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (B) furnish such number of prospectuses and other documents incident thereto as Investor from time to time may reasonably request; and

                  (C) notify Investor, (1) when a prospectus or any prospectus supplement or posteffective amendment has been filed, and, with respect to the registration statement or any posteffective amendment, when the same has become effective; (2) of any request by the Securities and Exchange Commission (the "SEC") or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (3) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (5) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         6.4 The Company may, upon the happening of any event (x) of the kind described in clauses (2), (3), (4), or (5) of Section 6.3 (C) or (y) that, in the judgment of the Company's Board of Directors, renders it advisable to suspend use of the prospectus due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to Investor, in which case Investor shall discontinue disposition of Shares covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to Investor or until Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall prepare as soon as practicable a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.5      Indemnification.
                  ---------------
         6.5.1 The Company will indemnify and hold harmless Investor, each of its officers and directors, and each person controlling Investor, with respect to which a registration has been effected pursuant to this Article 6 and each underwriter, if any, and each person who controls any underwriter of the Shares held by or issuable to the Investor, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any state securities law or of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse Investor, each of its officers and directors, and each person controlling Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Investor or any underwriter and stated to be specifically for use therein.

         6.5.2 Investor will, if Shares held by or issuable to Investor are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of the Act against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Investor of the Act or of state securities laws or any rule or regulation promulgated under the Act or any state securities law applicable to Investor and relating to action or inaction required of Investor in connection with any such registration and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Investor and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to rule 424(b) (be "Final Prospectus"), such indemnity agreement shall not inure to the benefit of the Company, any underwriter or any holder of the Company's securities included in the registration statement, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

         6.5.3 Each party entitled to indemnification under this Section 6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will promptly reimburse such Indemnified Party and any person controlling such indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

         6.6      Contribution.  If  the indemnification provided for in Section
                  ------------
6.5 is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in Section
6.5.1 or 6.5.2, as the case may be in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified
Party and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.6 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section
6.6. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.6 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 6.6. Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 6.6, such Indemnified Party shall notify the
Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.5.3 has not been given with respect to such action; provided that the omission so to notify the Indemnifying Party shall not relieve
--------
the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this Section 6.6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1 I(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.7      Information by Investor. Investor shall furnish to the Company
                  -----------------------
such information regarding Investor and the distribution proposed by Investor as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Article 6.

         6.8      Rule 144 Reporting.   With  a  view  to  making  available  to
                  ------------------
Investor the benefits of certain rules and regulations of SEC which may permit the sale of Shares to the public without registration, the Company agrees to:

                  (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after ninety
(90) days after the effective date of the first registration filed by the Company which involves a sale of securities of the Company to the general public;

                  (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                  (C) furnish to Investor so long as it owns any Shares forthwith upon request a written statement by the Company that it has complied with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing Investor of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         6.9      Termination of Registration Rights.   All  registration rights
                  ----------------------------------
provided hereunder shall terminate upon the earlier to occur of (a) the tenth anniversary of the Closing and (b) such time as Investor is able to sell all of its Shares under Rule 144 during any two successive, three-month periods.

         6.10     Future Grants of Registration Rights.  The Company  agrees for
                  ------------------------------------
the benefit of Investor that it will not grant registration rights with respect to any of its securities upon terms more favorable to the holders of such securities than those contained herein.

         6.11     Lock-Up.  If the Company registers its securities for  its own
                  -------
account in an underwritten public offering and Investor does not sell in the registered offering all of its shares issuable under the Warrant, then Investor agrees not to sell, transfer, short sell against or otherwise divest itself of economic risk with respect to the shares subject to this Warrant not sold in the transaction for the same period of time as the directors and officers of the Company agree to subject their shares of the Company's securities to similar restrictions.

         Article 7.        Access to Information.  The Investor  shall  have all
                           ---------------------
rights to information and access to information as are granted stockholders under the laws of the state of the Company's incorporation.

         7.1      Notification.  The Company shall notify  Investor  in  writing
                  ------------
sixty (60) days before the Warrant expires of the impending expiration.

         7.2      Opinion of Counsel on Transfer.  The  Company  shall cause its
                  ------------------------------
counsel to deliver an opinion to the Company's transfer agent if required to permit a sale of shares under Rule 144. Such opinion will be delivered only if the proposed transfer complies with the requirement of Rule 144.

         Article 8.        Miscellaneous
                           -------------
         8.1      Agreement Is Entire Contract.   This Agreement,  including the
                  ----------------------------
Exhibits and Schedule 1 hereto, constitutes the entire contract between the parties hereto with respect to the subject matter hereof.

         8.2      Survival of Representations and Warranties.
                  ------------------------------------------
The representations, warranties, covenants and agreements of the Company and the Investor contained herein or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         8.3      Severability.  If one or more provisions of this Agreement are
                  ------------
held to be invalid, illegal or unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         8.4      Counterparts.    This   Agreement  may  be  executed  in   two
                  ------------
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         8.5      Governing Law.  It is the intention of the parties hereto that
                  -------------
the internal laws of the State of California, as applied to contracts entered into between California residents to be performed wholly within California, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         8.6      Binding Upon Successors and Assigns.  This  Agreement  and the
                  -----------------------------------
rights and obligations of the parties hereunder shall be binding upon, and inure to the benefit of, the permitted successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this  Agreement as
         ------------------
of the day and year first above written.

                                       SIERRA SEMICONDUCTOR CORPORATION

                                       By: /s/ James V. Diller
                                       ------------------------
                                       Name:   James V. Diller
                                              (Print)
                                       Title:  CEO

                                       HAMBRECHT & QUIST LLC

                                       By: /s/ James A. Davidson
                                       -------------------------
                                       Name:   James A. Davidson
                                              (Print)
                                       Title:  Managing Director

                                                                       EXHIBIT B
                                                                       ---------

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAWS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK

Company: SIERRA  SEMICONDUCTOR   CORPORATION,  a  California   corporation  (the
         "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

Number of Shares:          25,000
Class of Stock:            Common Stock
Initial Exercise Price:    $9.25 per Share
Expiration Date:           August 28, 2000
Date of Grant:             August 28, 1996

         THIS CERTIFIES THAT, for value received, Hambrecht & Quist LLC, is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Exercise Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein.

         Article 1.   Definitions.
                      -----------

                  As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

                  (A) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

                  (B)  "Common   Stock"  shall  mean  shares  of  the  presently
authorized common stock of the Company and any stock into which such common stock may hereafter be exchanged.

                  (C) "Holder" shall mean any person who shall at the time be the holder of this Warrant.

                  (D) "Shares" shall mean the shares of the Class of Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 5 hereof.

                  (E) "Warrant Price" shall mean the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Section 5 hereof.

         Article 2.   Term.
                      ----
                  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time on or before the Expiration Date.

         Article 3.   Method of Exercise; Payment; Issuance of New Warrant.
                      ----------------------------------------------------
                  Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Section 3, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

         Article 4.   Exercise Price.
                      --------------
                  The Warrant Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to Section 5 hereof.

         Article 5.   Adjustment of Number and Kind of Shares and  Adjustment of
                      ----------------------------------------------------------
 Warrant Price.
--------------
         5.1      Certain Definitions.  As used in this Section 5 the  following
                  -------------------
 terms shall have the following respective meanings:

                  (A)      Options:rights, options or warrants to subscribe for,
                           -------
purchase or otherwise acquire either shares of Common Stock or Convertible Securities;

                  (B)      Convertible Securities:any evidences of indebtedness,
                           ----------------------
shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

         5.2      Adjustments. The  number and  kind  of securities  purchasable
                  -----------
upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (A)      Reclassification,  Reorganization,  Consolidation  or
                           -----------------------------------------------------
Merger.  In the case of  any   reclassification  of  the  Common  Stock,  or any
------
reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the
Company is the surviving corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company for each share of the Class of Stock. The aggregate warrant price of the new warrant shall be the aggregate Warrant Price in effect immediately prior to the reclassification, reorganization, consolidation or merger. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 including, without limitation, adjustments to the Warrant Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this subsection (a) shall similarly apply to successive reclassification, reorganizations, consolidations or mergers.

                  (B)      Split, Subdivision or Combination of Shares.
                           -------------------------------------------
If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

                  (C)      Stock Dividends.   If the Company  at any  time while
                           ---------------
this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection
(c) shall become effective on the record date.

         5.3      Adjustment of Number of Shares.  Upon each  adjustment  in the
                   ------------------------------
Warrant Price pursuant to this Section 5, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

         5.4      Other Kinds of Dividends.  If  the  Company at any  time while
                  ------------------------
this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in property other than shares of that Class of Stock, Options or Convertible Securities, then upon exercise of this Warrant the Holder shall receive, in addition to shares of that Class of Stock, such additional property as the Holder would have received if the Holder had exercised this Warrant pursuant to
Article 7 on the date immediately before the record date for determining shareholders of the Company entitled to receive such a dividend. If the Company is unable to hold such property for payment to the Holder upon exercise of this Warrant, then an additional warrant shall be issued allowing for the acquisition of such property independent of the exercise of this Warrant. Such additional Warrant ("Additional Warrant") shall have the same terms and conditions of this Warrant, except that the aggregate price shall equal the aggregate fair market value determined in accordance with Section 7.4 of the property which would have been distributed to the Holder if the Holder had held the Class of Stock on the record date for determining the distribution. The Warrant Price of this Warrant shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend, to that price determined by subtracting from the aggregate Warrant Price in effect immediately prior to such date of determination the aggregate Warrant Price of the Additional Warrant.

         Article 6.   Notice of Adjustments.
                      ---------------------
                  So long as this Warrant remains outstanding and unexpired, whenever the Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

         Article 7.   Right to Convert Warrant Into Stock.
                      -----------------------------------
         7.1      Right to Convert.  In  addition  to the rights  granted  under
                  ----------------
Section 3 of this Warrant, the Holder shall have the right to require the Company to convert this Warrant (the "Conversion Right") into shares of the Class of Stock for which the Warrant is then exercisable, as provided in this
Section 7. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Price) that number of shares of stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price immediately prior to the exercise of the Conversion Right from the aggregate fair market value of the Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right, as determined pursuant to Section 7.4 below) by (y) the fair market value (as determined pursuant to Section 7.4 below) of one share of that Class of Stock immediately prior to the exercise of the Conversion Right.

         7.2      Method of Exercise. So long as the Warrant remains outstanding
                  ------------------
and unexpired, the Conversion Right may be exercised at any time by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates of the shares of stock issuable upon exercise of the Conversion Right shall be delivered to the Holder within thirty (30) days following the Company's receipt of this Warrant together with the aforesaid written statement.

         7.3      Notification Prior to Expiration.  To  the extent this Warrant
                  --------------------------------
is not previously exercised, the Company shall be obligated to notify Holder in writing of impending expiration sixty (60) days prior to such expiration.

         7.4      Valuation of Stock.  For purposes of  this Section 7, the fair
                  ------------------
market value of one share of the Class of Stock issuable upon exercise of this Warrant shall mean:

                  (A) The product of (i) the highest closing price or, if no closing price is reported, the closing bid and asked prices of the Common Stock, quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value, and (ii) the number of shares of Common Stock into which each share of the Class of Stock is then convertible, if applicable;

                  (B) If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value of the Class of Stock per share shall be as determined in good faith by the Company's Board of Directors; provided, however, that if the Holder disputes in writing the fair market value determined by the Board of Directors within thirty (30) days of being informed of such fair market value, the fair market value shall be determined by an independent appraiser, appointed in good faith by the Company's Board of Directors.

         Article 8.   Compliance   With   Act;  Transferability of  Warrant;
                      -----------------------------------------------------
 Disposition of Shares.
 ---------------------

         8.1      Legends.   This Warrant and the  Shares issued  upon  exercise
                  -------
thereof shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

         8.2      Transferability and Non-negotiability of Warrant and Shares.
                  -----------------------------------------------------------
This Warrant and the Shares issued upon exercise thereof shall not be sold, transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 8.2, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

         Article 9.   Miscellaneous.
                      -------------
                  No fractional shares of the Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California as applied to contracts entered into between residents of the State of California to be wholly performed in the State of California. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

                                    SIERRA SEMICONDUCTOR CORPORATION

                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                   APPENDIX A

                               NOTICE OF EXERCISE
                               ------------------

TO:
     ----------------------

         1. The undersigned hereby elects to purchase                  shares of
                                                      ----------------
the Common Stock of SIERRA SEMICONDUCTOR CORPORATION, pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         3. The undersigned represents it is acquiring the shares of Common Stock solely for its own account for investment and not as a nominee for any other party and not with a view toward the resale or distribution thereof within the meaning of the Securities Act of 1933, as amended.

                                         ------------------------------------
                                                        (Name)

                                         ------------------------------------
                                                      (Address)
                                         ------------------------------------

                                         ------------------------------------

                                         ------------------------------------
                                           (Taxpayer Identification Number)

-----------------------------------
   (print name of Holder)
By:
        ---------------------------
Title:
        ---------------------------
Date:
        ---------------------------